Exhibit 35.19

Statement of Compliance

To Wells Fargo Bank National Association, Master Servicer of the Series of Commercial Mortgage Pass- Through Certificates, referred to on Attachment A:

I, Steven Johnson, in my capacity as Managing Director of Principal Real Estate Investors, LLC and Principal Global Investors, LLC, as Primary Servicers for mortgage loans securing securities issued in conjunction with the series of Commercial Mortgage Pass-Through Certificates, referred to on Attachment A, hereby state that:

1.	I am an officer of Principal Real Estate Investors, LLC and Principal Global Investors, LLC;

2.

A review of the activities of Principal Real Estate Investors, LLC and Principal Global Investors, LLC in their capacity as Primary Servicers during the calendar year ending December 31, 2020 (the “Reporting Period”); and of their performance under the applicable sub-servicing agreement has been made under my supervision; and

3.

To the best of my knowledge, based on such review, Principal Real Estate Investors, LLC and Principal Global Investors, LLC, as Primary Servicers have fulfilled all of their obligations in all material respects under the Primary Servicing Agreements for said Commercial Mortgage Pass-Through Certificates, referred to on Attachment A throughout the above-referenced Reporting Period.

Date: February 17, 2021

Steven R. Johnson
Managing Director
Principal Real Estate Investors, LLC
Principal Global Investors, LLC

Attachment A

Commercial Mortgage Pass-Through Certificates

Wells Fargo Bank, National Association, as Master Servicer
Series 2005-Top18 dated April 1, 2005	Series 2004-Top15 dated July 1, 2004	Series 2001-Top3 dated July 1, 2001
Series 2005 PWR10 dated December 1, 2005	Series 2006-Top21 dated January 1, 2006	Series 2004-IQ8 dated August 1, 2004
Series 2006-Top22 dated April 1, 2006	Series 2006 PWR13 dated September 1, 2006	Series 2005-Top19 dated July 1, 2005
Series 2006-HQ9 dated August 1, 2006	Series 2007 Top25 dated January 30, 2007	Series 2006-Top23 dated August 1, 2006
Series 2006 PWR14 dated December 1, 2006	Series 2011 C-2 dated March 1, 2011	Series 2006-Top24 dated October 1, 2006
Series 2007 Top26 dated April 18, 2007	Series 2011 C-5 dated November 1, 2011	Series 2007 PWR15 dated March 29, 2007
Series 2011 C-4 dated August 1, 2011	Series 2012 C10 dated December 1, 2012	Series 2011 C-3 dated June 1, 2011
Series 2012 C-9 dated October 1, 2012	Series 2013 C17 dated November 1, 2013	Series 2012 C-8 dated August 1, 2012
Series 2013 C13 dated May 1, 2013	Series 2015 – C27 dated March 1, 2015	Series 2013 C11 dated February 1, 2013
Series 2014 – LC14 dated February 1, 2014	Series 2017 – P7 dated April 1, 2017	Series 2014 – C19 dated March 1, 2014
Series 2014 – C21 dated August 1, 2014	Series 2016 – P3 dated April 1, 2016	Series 2015 – P1 dated August 1, 2015
Series 2015 – P2 dated December 1, 2015	Series 2016 – P4 dated July 1, 2016	Series 2019 – CD8 dated August 1, 2019
Series 2017 – CD6 dated November 1, 2017	Series 2017 – P8 dated September 1, 2017

Berkadia Commercial Mortgage LLC, as Master Servicer
Series 2007 IQ-15 dated 8/23/2007

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer
Series 2016 – P5 dated October 1, 2016	Series 2016 – P6 dated December 1, 2016